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                                                                    EXHIBIT 23.5





                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-00975) and related Prospectus of National Media Corporation for the registration of 1,885,033 shares of its common stock, and to the incorporation by reference therein of our report dated December 12, 1995 with respect to the Combined Financial Statements of DirectAmerica Corporation and California Production Group, Inc., included in the Current Report of National Media Corporation (Form 8-K/A) dated January 4, 1995, filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania                         Ernst & Young LLP
April 16, 1996